Exhibit 99.1

BLOCK, INC. COMPLETES ACQUISITION OF AFTERPAY

In conjunction with the acquisition, Block has appointed former Afterpay Director

Sharon Rothstein to serve as a member of its Board of Directors

SAN FRANCISCO, January 31, 2022— Block, Inc. (NYSE: SQ) and Afterpay Limited today announced the successful completion of the Scheme of Arrangement under which Block has acquired all of the issued shares in Afterpay. This transaction aims to enable Block to better deliver compelling financial products and services that expand access to more consumers and help drive incremental revenue for sellers of all sizes.

“We’re excited to welcome the Afterpay team to Block and are eager to get to work,” said Jack Dorsey, Block co-founder and CEO. “Together, we’ll deliver even better products and services for sellers and consumers while staying true to our shared purpose of making the financial system more fair and accessible to everyone.”

The acquisition furthers Block’s strategic priorities for its existing Square and Cash App ecosystems. Together, Square and Afterpay intend to enable sellers of all sizes to offer ‘buy now, pay later’ (BNPL) at checkout, give Afterpay consumers the ability to manage their installment payments directly in Cash App, and give Cash App customers the ability to discover sellers and BNPL offers directly within the app.

Today, Square also launched its first integration with Afterpay, providing Afterpay’s BNPL functionality to sellers in the United States and Australia that use Square Online for e-commerce. This new omnichannel commerce tool can help sellers attract new shoppers and drive incremental revenue from day one. For more information on this announcement, read the press release here.

Afterpay co-founders and co-CEOs Nick Molnar and Anthony Eisen have joined Block and will help lead Afterpay’s respective seller and consumer businesses, as part of Block’s Square and Cash App ecosystems.

Block has also appointed Sharon Rothstein, a former Afterpay Director and Operating Partner at growth equity firm Stripes, to serve as a member of its Board of Directors. Prior to joining Stripes, Ms. Rothstein held several senior marketing and brand management positions with leading global brands including Sephora, Starwood Hotels and Resorts, and Procter & Gamble before serving on the executive team as Global Chief Marketing Officer and Global Chief Product Officer at Starbucks Corporation.

“I’ve long admired Block’s purpose to make the financial system more accessible and inclusive. I’m honored and excited to bring my global experiences to the diverse expertise of this Board,” said Ms. Rothstein.

“We’re excited to welcome Sharon to our Board. Sharon’s expertise in marketing and global operations make her a great fit for Block as we move into this next growth phase with Afterpay,” said Mr. Dorsey. “We’d also like to thank all of the members of the Afterpay Board for their contributions to the business and the transaction.”

Block will release financial results for the fourth quarter and full year 2021 on February 24, 2022, after the market closes.

Media Contact: press@block.xyz

Investor Relations Contact: ir@block.xyz

About Block

Block (NYSE: SQ) is a global technology company with a focus on financial services. Made up of Square, Cash App, Spiral, TIDAL, and TBD54566975, we build tools to help more people access the economy. Square helps sellers run and grow their businesses with its integrated ecosystem of commerce solutions, business software, and banking services. With Cash App, anyone can easily send, spend, or invest their money in stocks or Bitcoin. Spiral (formerly Square Crypto) builds and funds free, open-source Bitcoin projects. Artists use TIDAL to help them succeed as entrepreneurs and connect more deeply with fans. TBD54566975 is building an open developer platform to make it easier to access Bitcoin and other blockchain technologies without having to go through an institution.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding the the future performance of Block, Inc. (the “Company”) and Afterpay; the perceived synergies and other benefits of the acquisition; the ability of the acquisition to accelerate growth and to strengthen the integration between the Company’s Square and Cash App ecosystems; and expectations around the financial impact of the transaction on Company’s financials; the Company’s expectations regarding scale, economics and the demand for or benefits from its current and future products, product features and services. Such statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause the Company’s actual results, performance, or achievements to differ materially from results expressed or implied in this press release, and reported results should not be considered as an indication of future performance. Investors are cautioned not to place undue reliance on these statements.

Risks that contribute to the uncertain nature of the forward-looking statements include, among others, the proposed transaction may not advance the Company’s business strategies; the ability of the company to retain the merchants of Afterpay; the ability to realize the expected benefits from the transaction in the expected time period, or at all; disruptions from the integration of Afterpay on ongoing operations; the Company’s ability to integrate Afterpay’s products into its ecosystems; and unknown, underestimated, or undisclosed commitments or liabilities, as well as other risks listed or described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the most recently filed Quarterly Report on Form 10-Q and the Company’s Proxy Statement filed on October 5, 2021 which are on file with the SEC and available on the investor relations page of the Company’s website. All forward-looking statements are based on information and estimates available to the Company at the time of this press release and are not guarantees of future performance. Except as required by law, the Company assumes no obligation to update any of the statements in this press release.